UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNITED STATES ANTIMONY CORPORATION
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UNITED STATES ANTIMONY CORPORATION P.O. Box 643, Thompson Falls, Montana 59873 October 25, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 annual meeting of shareholders of United States Antimony Corporation.  The meeting will be held at the Ramada Inn at the airport, 8909 Airport Drive, Spokane, Washington, on Saturday, December 15, 2012, at 11:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting.  We have also enclosed for your information and review the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

During the meeting, we will also report on our operations.  Directors and officers of United States Antimony Corporation will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to promptly vote.  You may vote your shares by completing and mailing the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

John C. Lawrence
Chairman and President

UNITED STATES ANTIMONY CORPORATION

___________________________

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

___________________________

To the Shareholders of United States Antimony Corporation:

The 2012 Annual Meeting of Shareholders of United States Antimony Corporation (USAC or the Company) will be held at the Ramada Inn at the airport, 8909 Airport Drive, Spokane, Washington, on Saturday, December 15, 2012 at 11:00 a.m., local time, for the following purposes:

1.	To elect each of the six directors named in the Proxy Statement for a term of one year.

2.	To ratify the appointment of DeCoria, Maichel & Teague P.S. as USAC’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To hold an advisory (non-binding) vote on the compensation of our named executive officers as described in the accompanying proxy statement.

4.	To hold an advisory (non-binding) vote on the frequency with which an advisory vote on the compensation of our named executive officers will be subject to the vote of our shareholders

5.	To transact any other business that properly comes before the meeting.

Only shareholders of record at the close of business on October 22, 2012 will be entitled to vote at the annual meeting.

Your vote is very important.  Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience.  Promptly voting your shares by signing, dating, and returning the enclosed proxy card will ensure the presence of a quorum at the meeting.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.  Retention of the proxy is not necessary for admission to or identification at the meeting.

By Order of the Board of Directors

John C. Lawrence
Chairman and President

Thompson Falls, Montana
October 25, 2012

PROXY STATEMENT
OF
UNITED STATES ANTIMONY CORPORATION

47 Cox Gulch, P.O. Box 643
Thompson Falls, Montana 59873
 (406) 827-3523

___________________________

2012 ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 15, 2012
___________________________

The Board of Directors of United States Antimony Corporation (USAC or the Company) is using this Proxy Statement to solicit proxies from our shareholders for use at the 2012 annual meeting of shareholders.  We are first mailing this Proxy Statement and the form of proxy to our shareholders on or about October 25, 2012.

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INFORMATION ABOUT THE 2012 ANNUAL MEETING
___________________________

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:             Saturday, December 15, 2012

Time:            11:00 a.m., local time

Place:           Ramada Inn at the airport, 8909 Airport Drive, Spokane, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	To elect six directors to each serve for a one-year term.

Proposal 2.	To ratify the selection of DeCoria, Maichel & Teague P.S. as our independent auditor for 2012.

Proposal 3.	To hold an advisory (non-binding) vote on the compensation of our named executive officers as described in the accompanying proxy statement.

Proposal 4.	To hold an advisory (non-binding) vote on the frequency with which an advisory vote on the compensation of our named executive officers will be subject to the vote of our shareholders

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

We have enclosed for your review our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 14, 2012.

Who is Entitled to Vote?

We have fixed the close of business on October 22, 2012 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of USAC’s Common Stock and Preferred Stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of USAC Common Stock and each share of Preferred Stock you own.  On October 22, 2012, the following shares were outstanding and entitled to vote at the annual meeting: (1) 61,692,933 shares of Common Stock, (2) 177,904 shares of  Series C Preferred Stock, and (3) 1,751, 005 shares of Series D Preferred Stock. The Company’s Series B Preferred Stock does not have voting rights.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of USAC Common Stock and/or Preferred Stock are held in your name.  If you are a beneficial owner of USAC Common Stock or Preferred Stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of USAC Common Stock and Preferred Stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Shares of USAC Common Stock and Preferred Stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of our director nominees, "FOR" ratification of the selection of DeCoria, Maichel & Teague P.S. as our independent auditor for 2012, "FOR" approval of the compensation of the Company’s named executive officers described in this Proxy Statement, and "FOR" a shareholder advisory (non-binding) vote on executive compensation every three years.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of Common Stock or Preferred Stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of USAC Common Stock and Preferred Stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1:  Election of Directors

Directors are elected by a majority of the votes cast, in person or by proxy, at the annual meeting by holders of a plurality of outstanding shares entitled to vote present in person or by proxy at the annual meeting. Pursuant to our Articles of Incorporation, shareholders are permitted to cumulate their votes for the election of directors. Under cumulative voting, each holder of voting stock has a number of votes that is equal to the number of shares of voting stock he owns multiplied by the number of directors to be elected. The holder may cast all of those votes for one nominee or distribute them among all or less than all of the nominees as the shareholder sees fit. Since six directors are to be elected at the meeting, the total votes which may be cast in the election of directors is calculated as follows:

Number of shares of voting stock [___] x 6 (number of directors to be elected) = total votes. Shareholders may allocate their votes among the six nominees described below. Votes may be cast for or withheld from each nominee.

Our Board of Directors unanimously recommends that you vote "FOR" the election of each of our director nominees.

Vote Required to Approve Proposal 2:  Ratification of the Selection of the Independent Auditor

Ratification of the selection of DeCoria, Maichel & Teague P.S. as our independent auditor for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the outstanding shares entitled to vote present in person or by proxy at the annual meeting.  Abstentions will have the same effect as a vote against the proposal.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of the independent auditor for 2012.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

   •           submitting a new proxy with a later date;

   •           notifying the Secretary of USAC in writing before the annual meeting that you have revoked your proxy; or

   •           voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in “street name,” you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
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The following table sets forth information regarding beneficial ownership of our Common Stock and Preferred Stock as of October 22, 2012, by (i) each person who is known by us to beneficially own more than 5% of our Common Stock and/or Series C and D Preferred Stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise stated, each person's address is c/o United States Antimony Corporation, P.O. Box 643, 1250 Prospect Creek Road, Thompson Falls, Montana 59873.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common	Reed Family Limited Partnership	3,918,335	6.35%
	328 Adams Street
	Milton, MA 02186

Common	The Dugan Family	6,362,927(3)	10.31%
	c/o A. W. Dugan
	1415 Louisiana Street, Suite 3100
	Houston, TX 77002

Series C Preferred	Richard A. Woods	48,305(4)	27.15%
	59 Penn Circle West
	Penn Plaza Apts.
	Pittsburgh, PA 15206

Series C Preferred	Dr. Warren A. Evans	48,305(4)	27.15%
	Brooklyn, CT 06234
Series C Preferred	Edward Robinson	32,203(4)	18.10%
	1007 Spruce Street 1st Floor
	Philadelphia, PA 19107

Common	John C. Lawrence	4,103,653(2)	6.65%
Common	Pat Dugan	156,000(5)	Nil
Common	Russ Lawrence	156,000	Nil
Common	Leo Jackson	292,000(6)	Nil
Common	Gary Babbitt	139,333	Nil
Common	Daniel Parks	35,400	Nil

Series D Preferred	John C. Lawrence	1,590,672(4)	90.84%
Series D Preferred	Leo Jackson	102,000	5.83%

Series D Preferred	All directors and executive officers as a group (3 persons)		100%

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the applicable securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 22, 2012, are deemed outstanding for computing the percentage of the person holding options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 61,692,933 shares of Common Stock, 177,904 shares of Series C Preferred Stock, and 1,751,005 shares of Series D Preferred Stock outstanding on October 22, 2012.

(2)	Includes 3,801,653 shares of Common Stock and 250,000 stock purchase warrants. Excludes 183,324 shares owned by Mr. Lawrence's sister, as to which Mr. Lawrence disclaims beneficial ownership.
(3)
Includes shares owned by Al W. Dugan and shares owned by companies owned and controlled by Al W. Dugan.  Excludes 183,333 shares owned by Lydia Dugan as to which Mr. Dugan disclaims beneficial ownership.

(4)	The outstanding Series A, Series C and Series D preferred shares carry voting rights.
(5)	On February 9, 2012, the Company accepted the resignation of Mr. Dugan from the Board of Directors.
(6)	On May 15, 2012, the Company accepted the resignation of Mr. Jackson from the Board of Directors.

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PROPOSAL 1 – ELECTION OF DIRECTORS
___________________________

Our Board of Directors currently consists of six members.  The table below sets forth information regarding each director of USAC and each nominee for director.  All of our nominees currently serve as USAC directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

Name	Age	Affiliation	Expiration of Term

John C. Lawrence	74	Chairman, President,	2013 Annual meeting
		and Treasurer; Director

Gary D. Babbitt	66	Director	2013 Annual meeting

Hartmut W. Baitis	63	Director	2013 Annual meeting

Russell C. Lawrence Whitney H. Ferer	44 54	Director Director	2013 Annual meeting 2013 Annual meeting

Bernard J. Guarnera	69	Director	2013 Annual meeting
Set forth below is the present principal occupation and other business experience during the last five years of each nominee for election.

John C. Lawrence.  Mr. Lawrence has been the president and a director since the Company’s  inception.  Mr. Lawrence was the president and a director of AGAU Mines, Inc., our corporate predecessor, since the inception of AGAU Mines, Inc. in 1968.  He is a member of the Society of Mining Engineers and a recipient of the Uuno Sahinen Silver Medallion Award presented by Butte Tech, University of Montana.  He holds a BA degree from Hamilton with course work at the University of Wyoming, an MA degree from the University of Wyoming and has completed all course work and thesis at the University of Utah for a Phd degree. Mr. Lawrence has an extensive background in mining, milling, smelting, chemical processing and oil and gas.

Gary D. Babbitt.  Mr. Babbitt, who joined the Board in 1998, has been involved in the formation of the Company’s Mexican subsidiaries and acquisition of mining concessions and smelter operations in Mexico, and other business relationships of the Company domestically and internationally. He currently serves as secretary/director of USAC’s Mexican Subsidiaries. Prior to becoming a USAC director, he represented mining companies in a variety of transactions and cases for over thirty years in the Western United States, with an emphasis in mining law and CERCLA. Mr. Babbitt has a B.A. from the Albertson College of Idaho, and earned his J.D. from the University of Chicago.

Hartmut W. Baitis. Mr. Baitis, who joined the Board in 2011, has over 35 years of experience as an exploration geologist in the U.S., Canada, Central America and Mexico. Since 1995, he has been a consultant to numerous mining companies, and preparing advanced-stage precious metal, base metal and industrial metal evaluations. Mr. Baitis is involved in ownership of several gold and base metal properties and two producing mines. He has a B.S. and a Ph.D. in Geology from the University of Oregon.

Russell C. Lawrence.  Mr. Lawrence, who joined the Board in 2007, has experience in the lines of applied physics, mining, refining, excavation, electricity, electronics, and building contracting.  He graduated from the University of Idaho with a degree in physics in 1994 and worked for the Physics Department at the University of Idaho for a period of 10 years. He has also worked as a building contractor and for USAC at the smelter and laboratory at Thompson Falls, for USAMSA in the construction and operation of the USAMSA smelter in Mexico, and for Antimonio de Mexico, S. A. de C. V. at the San Miguel Mine and the Cadereyta mill site in Mexico. He also serves as vice president/director of USAC’s Mexican Subsidiaries. Mr. Lawrence is the son of John C. Lawrence, the Company’s Chairman and President.

Whitney H. Ferer. Mr. Ferer, who was nominated to the Board in February 2012, has worked for 34 years for Aaron Ferer & Sons, or AF&S, headquartered in Omaha, Nebraska, where he is currently the Vice President of Trading and Operations and Vice Chairman of the Board. He previously served as the Vice President of the Lead and Zinc Division of AF&S, and has been involved in the patenting of various processes for the breakdown of plastics and metal recovery.

Bernard J. Guarnera. Mr. Guarnera, who was nominated to the Board in May 2012, has more than 40 years of experience in the global mining industry. Most recently he served as Chairman and CEO of Behre Dolbear & Company, an internationally recognized mining consulting firm which was founded in 1991. He previously served with Texaco’s Minerals Group, Damyes & Moore and Boise Cascade, firms where he worked in the coal and uranium, precious and base metals and industrial minerals sectors. Mr. Guarnera has degrees from the Michigan College of Mining & Technology (B.Sc. Geological Engineering (mining emphasis) and M.Sc. Economic Geology).

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of John C. Lawrence, Gary D. Babbitt, Harmut W. Baitis, Russell C. Lawrence, Whitney H. Ferer and Bernard J. Guarnera.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
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Board of Directors

The Board of Directors conducts its business through Board meetings and through its committees.  During the year ended December 31, 2011, the Board of Directors held four meetings.  Each incumbent director attended all of the meetings of the Board and committees on which such person served during this period.

Committees and Committee Charters

The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee.  The Audit Committee was established in December 2011, and the Compensation and the Corporate Governance & Nominating Committees were established in 2012.

The Audit Committee consists of three members, Gary D. Babbitt (Chairman), Hartmut W. Baitis and Whitney H. Ferer. Mr. Ferer meets the definition of “audit committee financial expert,” as defined by the SEC.

The Executive Committee consists of two members, John C. Lawrence and Mr. Babbitt; the Compensation Committee consists of three members, Mr. Babbitt (Chair) and Messrs. Baitis and Ferer; and the Corporate Governance & Nominating Committee consists of three members, Mr. Babbitt (Chair) and Messrs. Baitis and Ferer.

Code of Ethics

The Board of Directors has adopted an Officer and Director Code of Ethics.  The Code is applicable to each of our directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.

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DIRECTORS’ COMPENSATION
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During 2012, the Company paid directors’ fees in the form of 26,000 shares of our Common Stock. In January of 2012, we issued the directors a total of 149,500 shares of Common Stock, of which 95,835 shares were for services during 2011. The remaining shares will be part of the directors’ compensation for 2012.

The following table summarizes fees, cash payments, stock awards and other reimbursements to directors during the year ended December 31, 2011:

Name and Principal Position	Fees Earned or paid in Cash	Salary	Stock Awards	Reimbursed Expenses	Total Fees, Salary, Awards, and Other Compensation
John C. Lawrence, President		$126,000			$126,000
John C. Lawrence,Chairman			$40,001	$47,232	$87,233
Gary D. Babbitt, Director(1)	$36,000		$40,001	$1,083	$77,084
Leo Jackson, Director(2)	$60,000		$40,001	$24,858	$124,859
Russell C. Lawrence, Director		$85,000	$40,001	$22,326	$147,327
Hartmut W, Baitis, Director			$29,999		$29,999
Patrick Dugan, Director(3)			$40,001		$40,001
Totals	$96,000	$211,000	$230,004	$95,499	$632,503

(1)
Mr. Babbitt currently serves as Chairman of the following Board committees: Audit, Compensation and Corporate Governance/Nomination. He also serves on the Corporate Executive Committee and is a board member of USAMSA, the Company’s wholly-owned Mexican subsidiary. In 2011, Mr. Babbitt performed Board duties relating to projects in Mexico and formation of the standing Board committees required by the Sarbanes Oxley Act and the New York Stock Exchange (NYSE). He also acts as a liaison with U.S. and Mexican counsel on certain matters.

(2)
In 2011, Mr. Jackson, as a member of the Audit Committee, performed Audit Committee services in coordinating accounting and tax issues with the Company’s certified public accountants in Saltillo, Mexico and Queretaro, Mexico. He also was an independent contractor for the Company on certain licensing and permitting issues in Mexico, as well as governmental relations at both the federal and state level. His fees for services in 2011 totaled $60,000. He also served on the Board Compensation and Corporate Governance/Nomination Committee. Mr. Jackson resigned from the Board for health reasons on May 15, 2012, but continues as an independent contractor on Company matters in Mexico, as he is fluent in Spanish having worked in Mexico for many decades.

(3)	Mr. Dugan resigned as a director of the Company on February 9, 2012.

For 2012, the fees for serving as a chair of a Board committee are as follows: (i) Audit Committee, $16,000; (ii) Compensation Committee, $14,000; and (iii) Corporate Governance & Nominating Committee, $6,000. In addition, for 2012, directors will receive a fee of $25,000 for serving on the Board, or an equivalent value of USAC restricted Common Stock, which amount may be adjusted based on market conditions.

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EXECUTIVE COMPENSATION
___________________________

Compensation Discussion and Analysis

This discussion and analysis provides you with an understanding of our executive compensation philosophy, plans and practices, and gives you the context for understanding and evaluating the more specific compensation information contained in the tables and related disclosures that follow.

The Company is engaged in mining and processing zeolite, antimony and precious metals. We have an operating zeolite mine and plant near Preston, Idaho and an operating antimony mine in the state of Queretaro, Mexico, a mill in Guanajuato, Mexico and antimony smelters in Coahuila, Mexico and Thompson Falls, Montana. The Company headquarters are in Thompson Falls, Montana.

The Company has had to compete for management personnel in a world market. Unlike a precious-metal mining company, USAC faces a distinctly different metallurgical and processing regimen in producing antimony metal and related antimony products.  Consequently, the pool of experienced management talent for antimony mining, milling, metallurgy and smelting is relatively limited. The Company, under the leadership of John C. Lawrence, the Company’s Chief Executive Officer, or CEO, embarked on an intensive and successful training and recruiting program for staffing the Company’s operations in Thompson Falls, Montana and the Mexican antimony mine, mill and smelter. As a result the Company has in place a capable and knowledgeable management team in charge of the Company’s operations.

Completing the construction of the mine, mill and smelter in Mexico has been the primary focus of management and the Board of Directors. The Company understands that compensation of management and its directors lags behind the Company’s peers. At that same time, the Company believes that completing and developing the Mexican project will create shareholder value and will increase the long term viability of the Company in the global marketplace.

 As antimony is an important industrial metal traded globally, the Company realizes that it is not immune from world economic changes which affect the price of antimony.  Historically, antimony prices have fluctuated widely. During the construction of the Mexican project, however, the Company has enjoyed relatively stable and generally increasing antimony prices.

In analyzing executive compensation the Compensation Committee recognized the hardship and risk which the CEO and the Executive Vice Presidents, John Gustaven and Russell Lawrence, faced and continue to endure in constructing and operating the mine, mill, and smelter in Mexico.

Oversight of the Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee, or the Committee, directs the design of and oversees the administration of the Company’s compensation programs. The Committee recommends the compensation level for the CEO, and it recommends the compensation levels of the Company’s other executive officers. The independent directors of the Board then consider the recommendations and vote on them. The Compensation Committee also makes recommendations to the Board concerning salary guidelines and reviews  compensation matters  concerning all other executive officers and director compensation, including salaries, bonuses, stock-based awards and grants, and the terms and conditions of employment contracts. The Committee also oversees and consults with management on succession plans.

The Compensation Committee meets at least twice annually to consider recommendations to the Board. Typically, the CEO makes recommendations to the Committee concerning individual salary levels and other compensation for the Company’s executives based on his knowledge of their work requirements and their respective efforts and successes.  The CEO does not make any recommendation concerning his own salary or compensation.  The Compensation Committee, as noted, makes its own recommendation to the Board concerning the CEO’s salary or other compensation. The Committee also reviews the adequacy and appropriateness of and director compensation on an annual basis. The Compensation Committee balances the Company’s compensation levels with the present operational goals and objectives of the Company.

The Compensation Committee is currently comprised of Gary D. Babbitt (Chairman), Hartmut W. Baitis and Whitney H. Ferer. This is the first report of the Compensation Committee since its establishment in 2012. The Compensation Committee did not engage a compensation consultant in either the preparation or review of this report due to budgetary restraints.

Role of Executive Officers

The CEO makes recommendations to the Committee concerning the total compensation of the Company’s other executive officers. The CEO and executive officers make recommendations to the Committee concerning long term plans and goals and short term goals for executive officers and for the CEO. The executive officers make recommendations concerning any qualified or non-qualified stock plan which the Company may have.

The Compensation Committee reviews these executive officer recommendations relating to compensation and exercises its discretion in amending, accepting or modifying the same.

Executive Compensation Principles

The following principles assist and guide the Compensation Committee in fulfilling its responsibilities as set forth in the Compensation Committee Charter and administration of the continuing executive compensation program:

•	compensation should be transparent so that both the Company shareholders and executives understand the executive compensation program;

•	compensation programs should correspond with the Company’s long term financial interest as well as the interests of shareholders;

•	compensation should be flexible and rational in cyclical or volatile commodity markets;

•	compensation should account for the inherent risks in certain geographical environments; and

•	compensation should be responsive to retaining qualified, high caliber executives and management.

Executive management currently receives only base salary and health insurance. The Company does not have annual performance based salary plans, or long term performance based cash incentives, deferred compensation, retirement benefits or disability benefits.  John C. Lawrence, the CEO, and Russell C. Lawrence, the Vice President of Latin American Operations, are Board members and receive compensation for serving on the Board.

The Compensation Committee will examine possible incentive programs for officer and directors in 2013.

Market Position

While the Company has identified a peer group, plans are to raise or change executive management base salaries modestly in 2012 from the 2011 level.  Moreover, the Board rescinded the annual grant of restricted stock to directors as of May 14, 2012 (which had been previously authorized prior to the Company stock price increase in 2011).  Director compensation will be reduced in 2012. The Company does not have percentile projections or goals of compensation for any executive officers or for directors. There is no other compensation to executives or directors other than what is disclosed in this report.

Market Assessments

The Compensation Committee reviews market compensation levels for Board of Director and executive officer compensation. At the present time, the continuing development of the Mexican program requires that changes in base salaries of the executive officers and compensation of directors will be carefully determined on a case by case basis.

Peer Group

The Committee identified the following mining companies for the peer or comparison group for compensation analysis comparisons based on their 2011 market capitalization. These companies are a mix of exploration and operating mining companies:

Name	Mkt Cap
Alexco Resources (AXU)	$372.M
Great Panther Mining (GPL)	$292.65M
General Moly (GMO)	$270.82M
US Antimony (UAMY)	$180 M
Comstock Mining (Lode)	$128.045M
Revett Mining (RVM)	$130.6M
Santa Fe Corp (SFEG)	$90.27
Avino Gold and Silver (ASM)	$44.39

Comparison of Executive Salaries with Peer Group

In comparing salaries, in each case there were outliers that paid significantly higher salaries than the others in the peer group, and these outliers were eliminated for comparison purposes.

In 2011, the salary of CEO John C. Lawrence ranked in the 25th percentile among peer group CEOs.  The salary range of the CEOs in the peer group was between $155,000 and $1,589, 240, and the average CEO salary was $524,369. There were seven peer group companies used for the CEO comparison.

In 2011, the salary of Dan Parks, the Company’s Chief Financial Officer, or CFO, ranked in the 50th percentile among peer group CFOs.  The salary range of the CFOs in the peer group was between $39,000 and $432,175, and the average CFO salary was $206,814. There were five peer group companies used for the CFO comparison.

In 2011, the average salary of Russell Lawrence and John Gustaven, the Company’s Executive Vice Presidents, or EVPs, ranked in the lower 10th percentile among peer group EVPs. The salary range of the EVPs in the peer group was between $100,600 and $517,000, and the average EVP salary was $223,912.  There were six peer group companies used for the EVP comparison.

Expatriate Compensation

The Company pays for lodging, food, and transportation both domestically and internationally as needed and required.

Personal Benefits for Executives

The Company does not have any of the following benefits, plans or programs:
•	Change in control agreements
•	Supplemental compensation policies
•	Employment contracts
•	Separation or Severance Agreements

The Company does not have an extensive executive compensation program. The Company, administratively, has a measured compensation approach consistent with its growth. The Company has knowledgeable and capable executives who are experts in antimony mining, processing and marketing.

Comparison of Director Compensation with Peer Group

In 2011, the USAC director fees ranked in the 25th percentile among peer group boards of directors.  The range of director fees in the peer group was between $25,600 and $410,000, and the average director fee compensation was $104,458. There were eight peer group companies used for the director fee comparison.

The 2011 BDO 600 Survey of Board Director Pay, or the BDO Survey, studied the pay of 600 NYSE companies. The BDO Study was a mid-market survey, and included non-financial companies with revenues of between $25 million and $1 billion. The BDO Survey found that (i) stock awards were favored over stock options; and (ii) the average stock option grant for all companies was around $20,000. The average stock grant was $25,000 for the smaller companies (i.e., $25M to $32M, which is within the capitalization range of the peer group of this Report). The smaller companies had an annual total director average compensation from all sources totaling $90,575.

Compensation Committee Recommendation

The Compensation Committee recommends the following:

•	That executive pay for 2012 for John Lawrence, CEO, and John Gustaven and Russell Lawrence, Executive VPs, be increased by $15,000, $15,000 and $20,000 respectively;

•	That annual chairmanship fees in 2012 for the Audit, Compensation and Corporate Governance & Nominating Committees be $16,000, $14,000 and $6,000 respectively; and

•	That directors fees for 2012 shall be $25,000, or an equivalent amount in USAC restricted Common Stock, or as may be adjusted according to market conditions.

Fiscal Year 2012 Compensation Plan

The Compensation Committee has adopted the compensation program for the Company’s named executive officers for the 2012 fiscal year. The program is comprised of (i) increased base salaries, (ii) restricted stock awards of shares of the company’s common stock. The following compensation for the Company’s executive officers was approved by the Compensation Committee for fiscal year 2012:
	Base Salary ($)	Incentive Bonus ($)	Option Awards ($)	Stock Award ($ value)(1)
John C. Lawrence	126,000	--	--	25,500
Russell C. Lawrence	105,000	--	--	25,000
John Gustavsen	100,000	--	--	--
Dan Parks	75,000	--	--	--

(1)	The amount shown represents the dollar amount of the stock award recognized for financial reporting purposes.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing compensation discussion and analysis with management. Based upon our review and discussions, the Compensation Committee has recommended to the Board of Directors that the compensation discussion and analysis be included in this Proxy Statement for filing with the U.S. Securities and Exchange Commission.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Gary D. Babbitt, Chairman
Hartmut W. Baitis
Whitney H. Ferer

Summary Compensation Table

The following table presents information regarding compensation for the Company’s named executive officers for fiscal years ending December 31, 2011, 2010, and 2009.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Options/Awards(2)	Securities underlying LTIP SARS	All Other Payouts	All Other Compensation

John C. Lawrence, President & CEO	2011	$126,000	N/A	$5,538		None	$86,058	None

	2010	$102,500	N/A	$5,538	$13,520	None	$129,177	None

	2009	$100,000	N/A	$5,538	$6,500	None	$102,049	None

Dan Parks, Chief Financial Officer	2011	$75,000	N/A	$—		None	$75,000	None

	2010	$75,000	N/A	$—	$—	None	$75,000	None

	2009(3)	—	N/A	$—	$—	None	$—	None
_____________

(1)	Represents earned but unused vacation.
(2)	These figures represent the fair values, as of the date of issuance, of the annual director’s fee payable to Mr. Lawrence in the form of shares of USAC’s Common Stock.
(3)	Mr. Parks was hired by the Company as Chief Financial Officer in October 2010.

___________________________

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
___________________________

The Board of Directors and the Audit Committee have selected DeCoria, Maichel & Teague P.S. as our independent auditor for the year ending December 31, 2012 and that selection is being submitted to shareholders for ratification. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of DeCoria, Maichel & Teague P.S. to our shareholder for ratification as a matter of good corporate practice. If the selection is not ratified, the Board will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Board in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of USAC and our shareholders. DeCoria, Maichel & Teague P.S. served as our independent auditor for the year ended December 31, 2011.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of DeCoria, Maichel & Teague P.S. as our independent auditor for 2012.

The following table sets forth the aggregate fees billed to the Company by DeCoria, Maichel & Teague P.S. for professional services rendered for the fiscal years ended December 31, 2011 and 2010.

	2011	2010
Audit Fees (1)	$102,728	$73,976
Tax Fees	$7,408	$5,236
Other Fees	—	—
Totals	$110,136	$79,212

(1)
Audit Fees represent fees for professional services performed in connection with the audit of the Company’s financial statements, including reviews of interim financial statements included in Form 10-Q and registration statements.

The Audit Committee of the Board of Directors determined that all of the services performed by DeCoria, Maichel & Teague P.S. in fiscal year 2011 were not incompatible with DeCoria, Maichel & Teague P.S. maintaining its independence.

There were no other fees billed by DeCoria, Maichel & Teague P.S. in fiscal year 2011 for assurance and related services that were reasonably related to the performance of the audit review of the Company’s financial statements and not reported under “Audit Fees” above.

___________________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
___________________________

Described below are transactions during the last fiscal year to which we are a party and in which any director, executive officer or beneficial owner of five percent (5%) or more of any class of our voting securities or relatives of our directors, executives officers or five percent (5%) beneficial owners has a direct or indirect material interest.

During 2011, we reimbursed John C. Lawrence, a director and CEO, for operational and maintenance expenses incurred in connection with our use of equipment owned by Mr. Lawrence, including welding trucks, backhoes and an aircraft, in the amount of $47,232.

During 2011, the Company awarded 95,835 shares of its Common Stock to its Board of Directors as compensation for their services as directors. In connection with the issuances, the Company recorded $203,004 in aggregate director compensation expense. The shares were issued in January 2012.

Mr. Jackson, a director of the Company, performed services in coordinating accounting and tax issues with the Company’s CPAs in Saltillo, Mexico and Queretaro, Mexico. He also served as an independent contractor for the Company on certain licensing and permitting issues in Mexico, and governmental relations at both the federal and state level. During the year ended December 31, 2011, the Company paid fees and expenses to Mr. Jackson in the amount of $60,000 in connection with such services.

Mr. Babbitt, a director of the Company, works on various business relationships of the Company. During the year ended December 31, 2011, the Company paid fees and expenses to Mr. Babbitt in the amount of $36,000 in connection with the Mexican projects, the Mexican subsidiaries and other Company contracts and for the formation of the Audit Committee.

___________________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
___________________________

Section 16(a) of the Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of USAC’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms received by the Company, the Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements for transactions during the 2011 fiscal year, with the following exceptions:

•	Mr. Lawrence, Mr. Jackson, Mr. Babbitt, Mr. Dugan and Mr. Lawrence did not file timely Forms 3, 4 or Form 5 reports during 2010 or 2011.

___________________________

PROPOSAL 3.  ADVISORY VOTE ON EXECUTIVE COMPENSATION
___________________________

General

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, commonly known as a “Say on Pay”, as disclosed in this Proxy Statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on USAC or our Board of Directors or the Compensation Committee of the Board.

Although the vote is non-binding, our Board of Directors and the Compensation Committee of the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions affecting the compensation of our executive officers.

We design our executive compensation program to implement our core objectives of attracting and retaining superior executive talent needed for the mining, milling, metallurgy and smelting of antimony metal and related antimony products, ensuring executive compensation is substantially dependent on our financial performance and provide incentives for the attainment of our strategic business objectives and aligning executives’ incentives with the creation of shareholder value. The key elements of the compensation program that were in effect during the 2011 fiscal year for USAC’s named executive officers are described in detail in the Compensation Discussion and Analysis section of this proxy statement.

Resolution

The shareholders are being asked to approve by advisory vote the following resolution relating to the compensation of the named executive officers as described in this Proxy Statement:

“RESOLVED, that USAC’s shareholders hereby approve the compensation paid to USAC executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of such resolution.

___________________________

PROPOSAL 4.  ADVISORY VOTE AS TO FREQUENCY OF THE
ADVISORY SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION
___________________________

General

Pursuant to Section 14A(a)(2) of the Exchange Act, the Company’s shareholders are also entitled to vote at the annual meeting regarding whether the shareholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(1) of the Exchange Act (and as presented in Proposal 3 of this Proxy Statement) should occur every year, once every two years or once every three years. Shareholders will also have the option to abstain from voting on the matter. The shareholder vote on the frequency of the say-on-pay vote to approve executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors. Such an advisory vote will be provided to the shareholders every six years.

Although the vote is non-binding, both the Board of Directors and the Compensation Committee value the opinions of the shareholders and will consider the outcome of the vote when setting the frequency of the shareholder vote on executive compensation.

Shareholders have four choices with respect to the frequency of the shareholder vote for the approval of the compensation of our named executive officers. The four choices are as follows:

•	Every year;
•	Every two years;
•	Every three years; or
•	Abstain

Recommendation of the Board

The Board of Directors has determined that an advisory shareholder vote on executive compensation once every three years is the best approach for USAC and its shareholders for a number of reasons, including the following:

—
A three-year cycle is in line with the long-term pay-for-performance objectives that the Compensation Committee seeks to attain in structuring executive officer compensation in a manner that focuses on long-term growth and sustained shareholder value.

—
A three-year cycle will provide shareholders with sufficient time and opportunity to evaluate the effectiveness of our short-term and long-term incentive programs, compensation strategies and pay-for-performance philosophy.

—
A three-year cycle will also provide the Board of Directors and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement appropriate changes or modifications to our executive compensation programs.

Accordingly, the Board of Directors unanimously recommends that the shareholders choose, on an advisory basis, a three-year frequency (a vote FOR EVERY THREE YEARS) for the advisory shareholder vote to approve the compensation of our named executive officers. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR every three years as the frequency of the advisory shareholder vote on executive compensation described in this Proposal Four.

However, the shareholder vote under this Proposal 4 is not to approve the Board’s recommendation but is instead a direct advisory vote on the particular frequency at which each shareholder would like the advisory vote on executive officer compensation to be conducted.

___________________________

OTHER MATTERS
___________________________

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

The Company will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of USAC’s Common Stock and Preferred Stock. In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopy or telephone without additional compensation.

A copy of USAC’s Annual Report on Form 10-K for the year ended December 31, 2011 (including financial statements but excluding exhibits) is enclosed with this Proxy Statement. Shareholders may obtain, without cost, a copy of any exhibits to the Form 10-K by writing U.S. Antimony Corporation at its principal executive office located at P.O. Box 643, Thompson Falls, MT 59873, or calling the Company’s Secretary at (406) 827-3523.

___________________________

SHAREHOLDER PROPOSALS
___________________________

Proposals of shareholders intended to be presented at our annual meeting to be held in 2013 must be received by us no later than July 15, 2013 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

John C. Lawrence
Chairman and President

Thompson Falls, Montana
October 25, 2012

REVOCABLE PROXY
UNITED STATES ANTIMONY CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 15, 2012

The undersigned hereby appoints John C. Lawrence and Gary D. Babbitt, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of United States Antimony Corporation (“USAC”) which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Ramada Inn at the airport, 8909 Airport Drive, on Saturday, December 15, 2012, at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated.

FOR	VOTE WITHHELD
1.
The election as director of the nominees listed below
(except as marked to the contrary below)

John C. Lawrence
Gary D. Babbitt
Harmut W. Baitis
Russell C. Lawrence
Whitney H. Ferer
Bernard J. Guarnera
[ ]	[ ]

FOR	ABSTAIN	AGAINST
2.	The ratification of the selection of De Coria, Miachel & Teague, P.S. as the independent auditor for the year ending December 31, 2012.	[ ]	[ ]	[ ]

FOR	ABSTAIN	AGAINST
3.	Say on Pay – An advisory vote on the approval of executive compensation.	[ ]	[ ]	[ ]

1 Yr.	2 Yr.	3 Yr.	ABSTAIN
4.	Say When on Pay – An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors, FOR Proposals 2 and 3, FOR EVERY THREE YEARS for Proposal 4, and at the discretion of the proxy on any other matter that may properly come before the meeting

If any other business is presented at the annual meeting, the proxies will vote your shares in accordance with the directors’ recommendations.  At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.  This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the annual meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of USAC at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from USAC prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated October 25, 2012.

Dated:                       , 2012

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.